                                                                   EXHIBIT 4.23


                           FIRST AMENDMENT AND WAIVER


         This First Amendment and Waiver (this "Amendment:") is dated as of July 30, 1999 and is by and between Value Partners, Ltd., a Texas limited partnership (the "Lender") and Trans World Gaming Corp., a Nevada corporation (the "Borrower"). Unless otherwise indicated, all capitalized terms used herein have the respective meaning provided such terms in the Loan Agreement referred to below.

                               W I T N E S S E T H

         WHEREAS, the Lender and the Borrower are parties to a Loan Agreement dated as of May 19, 1998; and

         WHEREAS, that certain Promissory Note dated May 19, 1998 was issued in the principal sum of $1,000,000.00 pursuant to the Loan Agreement; and

         WHEREAS, subject to and on the terms and conditions set forth in this Amendment, the parties wish to amend the Loan Agreement and the Promissory Note and the Lender wishes to grant certain waivers to the Loan Agreement and Promissory Note, in each case as provided herein;

         NOW THEREFORE, it is agreed:

I        Amendment to Loan Agreement

         1. Section 12 of the Loan Agreement is hereby amended by deleting "September 15, 1998" in such Section and inserting "January 1, 2000".

II.      Amendment to Promissory Note

         1. Section 1(c) is amended by deleting "September 15, 1998" in such section and inserting "January 1, 2000".

III.     Waiver

         1. Notwithstanding anything to the contrary contained in the Loan Agreement and the Promissory Note, the Lender hereby waives any default or event of default that has, in the past arisen, or that may arise in the future under the Loan Agreement or Promissory Note through and including January 1, 2000.

IV.      Miscellaneous

         1. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision or any continuing or future default of the Loan Agreement or any other loan document except as provided herein


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         2.    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Lender and the Borrower.

         3. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                                       VALUE PARTNERS, LTD.


                                       /s/
                                       ---------------------------------------
                                       Timothy G. Ewing
                                       Managing Partner of Ewing & Partners
                                       General Partner of Value Partners, Ltd.



                                       TRANS WORLD GAMING CORP.
                                       A Nevada Corporation



                                       /s/

                                       ---------------------------------------
                                             Rami S. Ramadan
                                       Its:  Chief Executive Officer and Chief
                                             Financial Officer

                         WAIVER OF CONVENANT VIOLATIONS

         TWG Finance Corp., a Nevada U.S. A. corporation, the holder of greater than 50% in aggregate principal amount of the Securities currently outstanding (the "Holder") under the Indenture dated March 31, 1998, as supplemented by that certain First Supplemental Trust Indenture dated October 29, 1998 (the "Indenture") with TWG International U.S. Corporation, a Nevada, U.S.A. corporation (the "Issuer"), and U.S. Trust Company of Texas, N.A., as Trustee, does hereby consent to the following:

         1. The Holder, pursuant to Section 5.10 of the Indenture, by notice to the Issuer and the Trustee, and to the extent permissible under the Indenture, waives each action or omission by the Issuer which may constitute default or Event of Default under the Indenture and their respective consequences under the Indenture through and including January 1, 2000. This wavier shall not extend to any subsequent or other default or impair any right consequent thereon. This wavier shall not extend to any provision of the Indenture regarding payment of principal and/or interest, including the timely payment thereof. Upon this waiver, any action or omission by the Issuer which may constitute a default or Event of Default under the Indenture, as set forth above, shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of the Indenture.

         2. Terms not defined herein are defined as set forth in the Indenture.

         3. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together one said instrument. A complete set of counterparts shall be lodged with the Issuer, the Trustee and the Holder.


Dated:            July 30, 1999

VALUE PARTNERS, LTD.                                 TWG FINANCE CORP.
EWING & PARTNERS, A TEXAS GENERAL PARTNERSHIP


BY: /s/                                              BY: /s/
    -----------------------                              -----------------------
    TIMOTHY G. EWING                                     ANDREW TOTTENHAM
    MANAGING PARTNER OF EWING & PARTNERS                 ITS:  PRESIDENT
    GENERAL PARTNER OF VALUE PARTNERS, LTD.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ABOVE WAIVER.

                                            U.S. TRUST COMPANY OF TEXAS, N.A.
                                            (TRUSTEE)

                                            BY: /s/
                                                --------------------------------
                                                John C. Stohlmann
                                                Vice President